UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1933

                                October 16, 2006
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------

                         iWORLD PROJECTS & SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    814-00689
                              (Commission File No.)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   88-0492267
                      (IRS Employer Identification Number)

            P.O. Box 2115, Addison, TX                           75001-2115
     (Address of principal executive offices)                    (ZIP Code)

                               1 (214) 236 - 8480
          (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    -------------------------------------------------------------

ITEM  8.01.  OTHER EVENTS

     In July 2006, the board of directors of the Company authorized 15 million shares of restricted common stock to be issued to David L. Pells, President and acting CEO of the Corporation in payment of past due compensation obligations for services performed for the Corporation during 2005 and 2006. The issuance of those shares was fully disclosed in an 8-K filed with the SEC on September 28, 2006. The Corporation has now learned that the issuance of stock in payment of compensation obligations owed for past services may be contrary to certain provisions of the Investment Company Act of 1940 under which the Company is regulated as a Business Development Company. Therefore, the board of directors has determined that the 15 million shares of common stock issued to Mr. Pells shall be cancelled and no further shares of stock in the Corporation shall be issued to satisfy past due compensation obligations for services as long as the Corporation remains a BDC and is regulated under the Investment Company Act of 1940.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006


                                      iWORLD PROJECTS & SYSTEMS, INC.


                                      By /s/ David Pells
                                      -------------------------------------
                                      David L. Pells, President, acting CEO